SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                           FORM 8-K/A AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): August 9, 1996


                             U.S. HOME & GARDEN INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-19899               77-0262908
(State or other jurisdiction         (Commission           (I.R.S. Employer
    of incorporation)                File Number)         Identification No.)


655 Montgomery Street, Suite 830, San Francisco, California 94111
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (415) 616-8111


--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (a) Financial Statements of Business Acquired

     WEATHERLY CONSUMER PRODUCTS GROUP, INC. AND SUBSIDIARIES

                                                              Financial Page No.
                                                              ------------------
Report of Independent Public Accountants                              F-1
Consolidated Balance Sheets                                           F-2
  as of August 9, 1996 and September 30, 1995
  Consolidated  Statement of Operations for the period                F-3
October 1, 1995 through August 9, 1996 and the years
  ended September 30, 1995 and 1994
Consolidated  Statements of  Stockholders'  Equity for the            F-4
  period October 1, 1995 through August 9, 1996 and the
  years ended September 30, 1995 and 1994
Consolidated  Statement of Cash Flows for the period                  F-5
  October 1, 1995 through August 9, 1996 and the years
  ended September 30, 1995 and 1994.
Notes to Consolidated Financial Statements                            F-6-14


     (b) Pro forma financial information.

     ACQUISITION OF WEATHERLY CONSUMER PRODUCTS GROUP, INC.

Introduction                                                          PF-1
Pro forma condensed consolidated balance sheet - June 30, 1996        PF-2
Pro forma condensed consolidated statements of operations
  for the year ended June 30, 1996                                    PF-3
Notes to pro forma condensed consolidated financial statements        PF4-5

     (c) Exhibits

     Exhibit 23 Consent of Arthur Andersen LLP

                    Report of Independent Public Accountants



To the Board of Directors of
  Weatherly Consumer Products Group, Inc., and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of WEATHERLY CONSUMER PRODUCTS GROUP, INC. (a Delaware Corporation) and SUBSIDIARIES as of August 9, 1996 and September 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the period October 1, 1995 through the date of the sale of the Company (Note 1) and the years ended September 30, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Weatherly Consumer Products Group, Inc. and Subsidiaries as of August 9, 1996 and September 30, 1995, and the results of their operations and their cash flows for the period October 1, 1995 through August 9, 1996 and the years ended September 30, 1995 and 1994 in conformity with generally accepted accounting principles.

     As discussed in Note 3 to the financial statements, effective October 1, 1993, the Company changed its method of accounting for income taxes.



Cincinnati, Ohio,
  September 26, 1996

                                             /s/ Arthur Andersen, LLP
                                                 --------------------
                                                 ARTHUR ANDERSEN, LLP

                     Weatherly Consumer Products Group, Inc.
                                And Subsidiaries

                           Consolidated Balance Sheets

              As of August 9, 1996 and September 30, 1995 (Note 1)

                                                                                   1996              1995
                                                                               ------------      ------------
                                                     ASSETS
CURRENT ASSETS (Notes 3 and 4):
  Cash and cash equivalents                                                    $  2,452,604      $  1,053,668
  Trade accounts receivable and other, net of allowance for doubtful
    accounts of $85,000 and $201,000 in 1996 and 1995, respectively               1,342,439           812,559
  Inventories                                                                     1,806,028         3,055,746
  Prepaid expenses and other                                                        114,483            22,371
  Income tax receivable                                                           1,082,407              --
  Future tax benefit                                                                   --             209,902
                                                                               ------------      ------------
          Total current assets                                                    6,797,961         5,154,246
                                                                               ------------      ------------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS (Note 4):
  Machinery and equipment                                                         3,000,381         2,987,350
  Furniture and vehicles                                                            302,884           347,138
  Leasehold improvements                                                            575,167           487,370
                                                                               ------------      ------------
                                                                                  3,878,432         3,821,858
  Less-accumulated depreciation and amortization                                 (2,954,190)       (2,617,163)
                                                                               ------------      ------------
                                                                                    924,242         1,204,695
                                                                               ------------      ------------
OTHER ASSETS (Notes 2 and 4):
  Patents and trademarks, net                                                     1,786,544         1,908,807
  Goodwill, net                                                                     907,296         1,010,401
  Deferred financing costs, net                                                        --             596,593
  Product packaging and other                                                        46,772           133,488
                                                                               ------------      ------------
                                                                                  2,740,612         3,649,289
                                                                               ------------      ------------
                                                                               $ 10,462,815      $ 10,008,230
                                                                               ============      ============

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term obligations (Note 4)                         $  1,400,000      $  1,321,353
  Trade accounts payable                                                            347,826           532,167
  Long-term obligations repaid in conjunction with the sale (Note 4)             11,131,757              --
  Accrued liabilities:
    Redemption of officer and employee contracts                                  6,000,000              --
    Other                                                                         1,023,815         1,051,423
                                                                               ------------      ------------
          Total current liabilities                                              19,903,398         2,904,943

LONG-TERM OBLIGATIONS, NET OF CURRENT MATURITIES (Note 4)                              --           8,411,135

SUBORDINATED NOTES PAYABLE, NET OF CURRENT MATURITIES (NOTE 4)                         --           3,374,363
                                                                               ------------      ------------
                                                                                 19,903,398        14,690,441
                                                                               ------------      ------------
STOCKHOLDERS' EQUITY (DEFICIT) (Notes 2 and 8):
  Class A  common stock, $.01 par value, voting, 11,765 authorized, 10,000
    shares issued and outstanding                                                       100               100
  Class B common stock, $.01 par value, non-voting, 1,765 authorized at
    September 30, 1995                                                                 --                --
  Warrants for 1,765 Class B common shares                                        1,160,442           350,000
  Additional paid-in-capital                                                      6,324,712         6,324,712
  Accumulated deficit                                                           (16,925,837)      (11,357,023)
                                                                               ------------      ------------
                                                                                 (9,440,583)       (4,682,211)
                                                                               ------------      ------------
                                                                               $ 10,462,815      $ 10,008,230
                                                                               ============      ============

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                     Weatherly Consumer Products Group, Inc.
                                And Subsidiaries

                      Consolidated Statements of Operations

              For the Period October 1, 1995 through August 9, 1996

            And the Years Ended September 30, 1995 and 1994 (Note 1)

                                                                                 1996              1995              1994
                                                                             ------------      ------------      ------------
NET SALES (Note 7)                                                           $ 18,184,995      $ 18,532,297      $ 17,889,321

COST OF GOODS SOLD                                                              7,677,707         8,872,354         7,562,604
                                                                             ------------      ------------      ------------
                  Gross profit                                                 10,507,288         9,659,943        10,326,717
                                                                             ------------      ------------      ------------
OPERATING EXPENSES:
     Selling and marketing                                                      5,251,782         4,960,793         4,603,633
     Administrative                                                             2,414,193         2,552,570         3,112,548
     Redemption of employment contracts                                         6,000,000              --                --
                                                                             ------------      ------------      ------------
                                                                               13,665,975         7,513,363         7,716,181
                                                                             ------------      ------------      ------------
                  Operating income (loss)                                      (3,158,687)        2,146,580         2,610,536
                                                                             ------------      ------------      ------------
OTHER EXPENSES:
     Interest, net                                                              1,546,311         1,361,987         1,232,272
     Other, net                                                                     8,575           (67,636)           (4,370)
                                                                             ------------      ------------      ------------
                                                                                1,554,886         1,294,351         1,227,902
                                                                             ------------      ------------      ------------
                  Income (loss) before (provision) benefit for income
                    taxes, extraordinary item and cumulative effect of
                    accounting change                                          (4,713,573)          852,229         1,382,634

(PROVISION) BENEFIT FOR INCOME TAXES (Note 3)                                     475,535          (400,033)         (405,820)
                                                                             ------------      ------------      ------------
                  Income (loss) before extraordinary item and cumulative
                    effect of accounting change                                (4,238,038)          452,196           976,814

EXTRAORDINARY ITEM - Write-off of deferred financing costs and debt
  prepayment charges, net of related income tax benefit of $57,815               (520,334)             --                --
                                                                             ------------      ------------      ------------
                  Income (loss) before cumulative effect of accounting
                    change                                                     (4,758,372)          452,196           976,814

CUMULATIVE EFFECT FOR YEARS ENDED PRIOR TO OCTOBER 1, 1993, OF CHANGE IN
  ACCOUNTING FOR INCOME TAXES (Note 3)                                               --                --             200,000
                                                                             ------------      ------------      ------------
                  Net income (loss)                                          $ (4,758,372)     $    452,196      $  1,176,814
                                                                             ============      ============      ============

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                     Weatherly Consumer Products Group, Inc.
                                And Subsidiaries

                 Consolidated Statements of Stockholders' Equity

              For the Period October 1, 1995 through August 9, 1996

            And the Years Ended September 30, 1995 and 1994 (Note 1)

                                Preferred          Common                             Additional     Accumulated
                                  Stock             Stock           Warrants       Paid-In-Capital      Deficit           Total
                              ------------      ------------      ------------     ---------------   ------------      ------------
BALANCE,
  September 30, 1993          $  9,118,998      $   (458,850)     $    350,000      $       --       $(12,121,369)     $ (3,111,221)

  Net income                          --                --                --                --          1,176,814         1,176,814

Dividends (Note 8)                 864,664              --                --                --           (864,664)             --
                              ------------      ------------      ------------      ------------     ------------      ------------

BALANCE,
   September 30, 1994            9,983,662          (458,850)          350,000              --        (11,809,219)       (1,934,407)

   Net income                         --                --                --                --            452,196           452,196

   Conversion or
     retirement of Common
     and Preferred Stock
     and Warrants (Note 8)      (9,983,662)          458,950
                                                                          --           6,324,712             --          (3,200,000)
                              ------------      ------------      ------------      ------------     ------------      ------------

BALANCE,
   September 30, 1995                 --                 100           350,000         6,324,712      (11,357,023)       (4,682,211)

   Net income (loss)                  --                --                --                --         (4,758,372)       (4,758,372)

   Accretion of warrants
     (Note 2)                         --                --             810,442              --           (810,442)             --
                              ------------      ------------      ------------      ------------     ------------      ------------

BALANCE,
   August 9, 1996             $       --        $        100      $  1,160,442      $  6,324,712     $(16,925,837)     $ (9,440,583)
                              ============      ============      ============      ============     ============      ============

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                     Weatherly Consumer Products Group, Inc.
                                And Subsidiaries

                      Consolidated Statements of Cash Flows

              For the Period October 1, 1995 through August 9, 1996

            And the Years Ended September 30, 1995 and 1994 (Note 1)

                                                                                        1996              1995              1994
                                                                                    -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                 $(4,758,372)      $   452,196       $ 1,176,814
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities-
      Depreciation and amortization                                                     977,986         1,018,594           947,631
      Write-off of deferred financing costs and prepayment charges                      578,149              --             315,233
      Reserves for certain property and other assets                                    247,661              --                --
      Loss (gain) on disposition of assets                                                 --             (63,512)         (220,730)
      Future tax benefit                                                                209,902            10,828              --
      Income tax receivable                                                          (1,082,407)             --                --
  Changes in assets and liabilities-
      Accounts receivable                                                              (529,880)           67,931           144,046
      Inventory                                                                       1,249,718          (714,412)          208,848
      Prepaid expenses and other                                                       (103,273)           37,203             4,566
      Accounts payable and accrued liabilities                                         (211,949)         (161,761)         (188,091)
      Redemption of employment contracts                                              6,000,000              --                --
                                                                                    -----------       -----------       -----------
               Net cash provided by operating activities                              2,577,535           647,067         2,388,317
                                                                                    -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on debt                                                                  4,131,547         3,308,801            46,642
  Payments on debt                                                                   (4,978,047)       (4,692,601)       (1,025,000)
  Proceeds from sale of land and building                                                  --              74,492              --
  Bank loan refinancing costs                                                              --                --             (21,167)
                                                                                    -----------       -----------       -----------
               Net cash used in financing activities                                   (846,500)       (1,309,308)         (999,525)
                                                                                    -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in other assets                                                               (4,348)          (53,746)          (14,506)
  Capital expenditures, net                                                            (327,751)         (359,134)         (451,036)
                                                                                    -----------       -----------       -----------
               Net cash used in investing activities                                   (332,099)         (412,880)         (465,542)
                                                                                    -----------       -----------       -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  1,398,936        (1,075,121)          923,250

CASH AND CASH EQUIVALENTS, beginning of period                                        1,053,668         2,128,789         1,205,539
                                                                                    -----------       -----------       -----------
CASH AND CASH EQUIVALENTS, end of period                                            $ 2,452,604       $ 1,053,668       $ 2,128,789
                                                                                    ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                                          $ 1,039,261       $ 1,295,209       $ 1,225,872
                                                                                    ===========       ===========       ===========
    Cash paid for income taxes                                                      $   334,000       $   192,532       $   447,500
                                                                                    ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Conversion of preferred stock to long-term stockholder debt (Note 8)            $      --         $ 3,200,000       $      --
                                                                                    ===========       ===========       ===========

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                     Weatherly Consumer Products Group, Inc.
                                And Subsidiaries

                          Notes to Financial Statements


(1)  Sale of the Company-

     Weatherly Consumer Products Group, Inc. (WCPG) and Subsidiaries (the Company) is engaged in the manufacture and sale of fertilizer, watering, insecticide and garden netting products.

     On August 9, 1996, all outstanding capital stock of the Company was acquired by Easy Gardener Acquisition Corp., a subsidiary of U.S. Home & Garden Inc. for approximately $8 million dollars of cash consideration and approximately one million shares of U.S. Home & Garden Inc. stock. Prior to and/or in conjunction with the sale;

     o Certain of the officer and employee contracts were redeemed for approximately $6 million. This expense and related obligation has been included as a component of administrative expenses and accrued liabilities, as applicable, in the accompanying 1996 financial statements.

     o The holders of the Company's warrants for Class B common shares agreed to have their warrants redeemed for $1,160,442. Accordingly, the accretion of the warrants was accelerated in the accompanying 1996 financial statements to reflect the warrants at their respective redemption price.

     o Severance agreements were provided to certain Company employees. Severance of approximately $450,000 was accrued or paid as of August 9, 1996 and is included in selling and marketing (approximately $395,000) and administrative expenses ($55,000) in the accompanying 1996 financial statements.

     o Immediately subsequent to the sale of the Company's stock, the preexisting debt obligations were paid off. Accordingly, the accretion of the Company's bank loan with detachable warrants was accelerated, unamortized deferred financing costs were written off and related prepayment penalties were accrued. The expense associated with the accretion of the bank loan with detachable warrants (approximately $271,000) is included as a component of the 1996 interest expense, whereas the costs associated with the prepayment of the debt obligations (approximately $578,000) are reflected, net of the related tax benefit, in the accompanying 1996 financial statements as an extraordinary item.

     o Immediately prior to the sale, specific assets were transferred to certain employees and shareholders. The carrying amount of the net assets transferred (approximately $248,000) is included in administrative expenses in 1996.

     o Upon receipt of income tax receivables reported as of August 9, 1996, amounts realized net of certain offsets are to be remitted to the selling shareholders.


(2)  Summary of Accounting Policies-

     (a) Principles of Consolidation--The consolidated financial statements include the accounts of WCPG and its subsidiaries, Weatherly Consumer Products, Inc. and Ross Daniels, Inc. (WCP and RDI). All material intercompany transactions and balances have been eliminated.

     (b) Translation of Foreign Currencies--Accounts of the United Kingdom branch are stated in United States dollars. Cash, receivables, payables and accrued expenses are translated at the exchange rate at yearend. Currency gains and losses have been reflected in the statements of operations. Cumulative translation adjustments are not material to the financial statements taken as a whole.

     (c) Cash and Cash Equivalents--Cash and cash equivalents include operating cash accounts and money market funds.

     (d) Inventories--Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

          The components of inventories at August 9, 1996 and September 30, 1995 include the following:

                                                  1996                1995
                                                 ----------         ----------
            Raw materials                        $  693,814         $  811,604
            Finished products                     1,112,214          2,244,142
                                                 ----------         ----------
                                                 $1,806,028         $3,055,746
                                                 ==========         ==========

     (e) Equipment and Leasehold Improvements--Equipment and leasehold improvements are depreciated over their estimated useful lives using the straight-line method. Major expenditures for renewals and betterments are charged to the property accounts while repairs and maintenance, which do not improve or extend the life of the assets, are charged to operations.

          The estimated useful lives of the various classes of assets are as follows:

                                                                Years
                                                               -------
               Machinery and equipment                         3 to 10
               Furniture and vehicles                          3 to 10
               Leasehold improvements                          3 to 18

     (f) Research and Development--Costs incurred in connection with the development of new products and changes to existing products are charged to operations as incurred.

     (g)  Other  Assets--Patents,   trademarks,   product  packaging  costs  and
          goodwill  are  amortized   over  their   estimated   lives  using  the
          straight-line method.

          The estimated lives of these assets are summarized as follows:

                                                                Years
                                                               ------
               Patents                                           11
               Trademarks                                        25
               Goodwill                                          25
               Product packaging and other                     3 to 8

          The Company capitalizes significant expenditures for product packaging development and design work.

     (h) Warrants for Common Stock--Detachable warrants to purchase 15% of WCPG's common stock were issued to Nations Credit Commercial Corporation (Nations) as part of the financing agreement with Nations and were redeemed in conjunction with the sale of Company stock (Note
          1). Prior to 1996, the warrants were exercisable through July 30, 2003 and subject to redemption at the option of Nations on or after July 30, 1997 at a redemption price equal to the greater of the appraised value of the Company, liquidation value, consolidated net worth, as defined, or a multiple of earnings, as defined.

          The original value assigned to the warrants was $350,000 and included in common stock in the accompanying financial statements. The redemption price was estimated annually and adjustments to accrete the warrants to the estimated redemption price were recorded, as applicable, with a corresponding charge to retained earnings. No accretion was recorded in fiscal 1995 or 1994. In connection with the sale of the Company, there was a charge of $810,442 to accumulated deficit to accrete the value of the warrants to the agreed-upon redemption price.

     (i) Advertising--The Company expenses the costs of advertising as incurred. Advertising expense for the period October 1, 1995 through August 9, 1996 and the year ended September 30, 1995 and 1994 approximated $732,000, $782,000 and $735,000, respectively.

     (j) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (k)  Reclassifications--Certain  reclassifications  have  been  made to the
          1995  and  1994   financial   statements  to  conform  with  the  1996
          presentation.

     (l) New Accounting Pronouncements--In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of (SFAS 121), effective for fiscal years beginning after December 15, 1995. The new standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company does not expect that the adoption of SFAS 121 will have a material impact on the financial statements.


(3)  Income Taxes-

     Effective October 1, 1993, the Company elected to adopt Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS
     109). The cumulative effect of this change in income tax accounting was to increase net income in fiscal 1994 by approximately $200,000. Under SFAS 109, deferred tax assets or liabilities are computed based on the difference between the financial statement basis and income tax basis of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period.

     The provision (credit) for income taxes includes the following:

                                                  1996           1995           1994
                                              -----------    -----------    -----------
Current payable (receivable)                  $  (685,437)   $   493,801    $   690,066
Benefit of net operating loss carryforwards      (959,709)      (104,596)      (261,153)
Deferred                                          (68,291)        10,828        (23,093)
Change in valuation allowance                   1,237,902           --             --
                                              -----------    -----------    -----------
                                                 (475,535)       400,033        405,820
Tax benefit of extraordinary item                 (57,815)          --             --
                                              -----------    -----------    -----------
                                              $  (533,350)   $   400,033    $   405,820
                                              ===========    ===========    ===========

     The following is a reconciliation between the statutory federal income tax rate and the provision (benefit) for income taxes:

                                                    1996                             1995                          1994
                                         --------------------------       ------------------------       ------------------------
                                            Amount             Rate         Amount            Rate        Amount             Rate
                                         -----------          -----       ---------           ----       ---------           ----
     Computed provision
       (benefit) for federal
       income taxes at the
       statutory rate                    $(1,602,614)         (34.0%)     $ 289,757           34.0%      $ 470,096           34.0%

     State and local income
       taxes, net of federal
       income taxes                         (263,960)          (5.6%)        47,432            5.6%         77,390            5.6%

     Changes in valuation
       allowance                           1,237,902           26.4%       (104,596)         (12.3%)      (261,153)         (18.8%)

     Nondeductible amortization
       and other, net                        153,137            3.2%        167,440           19.6%        119,487            8.6%
                                         -----------          -----       ---------           ----       ---------           ----
                                         $  (475,535)         (10.0%)     $ 400,033           46.9%      $ 405,820           29.4%
                                         ===========          =====       =========           ====       =========           ====

     At August 9, 1996 and September 30,1995, the net future tax benefit consists of the following:

                                                          1996          1995
                                                      -----------     --------
     Advertising and rebate accruals                  $    65,808     $ 81,137
     Warranty reserves                                     16,486       24,543
     Accounts receivable reserves                           6,554       37,367
     Inventory costs                                       23,586       29,873
     Other                                                 63,798       36,982
     Benefit of net operating loss and credit
       carryforwards                                    1,061,670         --
                                                      -----------     --------
                                                        1,237,902      209,902
     Valuation allowance                               (1,237,902)        --
                                                      -----------     --------
                                                      $      --       $209,902
                                                      ===========     ========

     The valuation allowance is required due to the uncertainty of realizing the net deferred tax assets through future operations.

     As of August 9, 1996, the Company has accumulated approximately $2,400,000 of tax net operating losses and approximately $85,000 of tax credits, substantially all of which expire in 2011, which can be carried forward and used to reduce future taxable income.


(4)  Debt Obligations-

     At August 9, 1996 and September 30, 1995 debt obligations consist of the following:

                                                                                     1996               1995
                                                                                 ------------        -----------
     Bank senior loan,  interest at commercial paper rate plus 4.5%, (10.005%
          at August 9, 1996)  interest  payable  monthly,  principal  payable
          quarterly, paid in full August 10, 1996                                $  4,419,342        $ 5,369,342

     Bank loan,  interest  at a floating  rate equal to the greater of 11% or the  commercial  paper  rate plus 6%,  (11.505%  at August 9, 1996)
          interest  payable  monthly,  principal due June 30, 2000,  includes
          detachable warrants of $350,000, paid in full August 10, 1996             4,500,000          4,228,593

     Subordinated note to a stockholder, interest at prime, not to exceed 10%
          or less  than 6%,  (8.25%  at  August  9,  1996)  interest  payable annually subject to the senior debt, principal due January 1, 2001,
          paid in full August 10, 1996                                              3,200,000          3,200,000

     Subordinated note to a stockholder, interest at prime, not to exceed 10%
          or less  than 6%,  (8.25%  at  August  9,  1996)  interest  payable annually subject to the senior debt, principal due January 1, 2001,
          paid in full August 10, 1996                                                100,000            100,000

     Accrued interest on subordinated notes to stockholders, paid in full
          August 10, 1996                                                             312,415             74,363

     Other                                                                               --              134,553
                                                                                 ------------        -----------
                                                                                   12,531,757         13,106,851
     Scheduled maturities of long-term obligations                                 (1,400,000)        (1,321,353)
     Long-term obligations repaid in conjunction with the sale (A)                (11,131,757)              --
                                                                                 ------------        -----------
                                                                                 $       --          $11,785,498
                                                                                 ============        ===========

          (A) Given the sale of the Company stock (Note 1) and related repayment of all long-term obligations, these otherwise long-term obligations are included as current liabilities in the accompanying financial statements.

     The Company had a $20 million credit arrangement with Nations, which was secured by substantially all the assets of the Company. The working capital commitment of $7.5 million included within the arrangement permitted borrowings based on a percentage of eligible receivables and inventory, as defined. There were no borrowings outstanding on the working capital loan at August 9, 1996 or September 30, 1995.

     The terms of the Nations agreement stipulated, among others, that the Company maintain certain financial ratios; limit capital expenditures and retirements; limit lease and debt commitments; may not merge, consolidate, acquire or sell operating assets; limit compensation to key employees.

     The notes payable to stockholders were subordinated to all bank debt. Accordingly, these notes stipulated that if payments of annual interest to the stockholders would violate the terms of the Nations agreement, the interest payments would be deferred until the next annual interest payment date.

     The Company's debt bears interest at variable interest rates which approximate current rates. Accordingly, the debt as stated approximates fair value.


(5)  Royalty Commitments-

     WCP has exclusive licenses under patent applications to make, lease, or sell certain of its products. Royalty expense under the agreements is based on a percentage of net sales and amounted to approximately $150,000, $121,000 and $146,000 for the period October 1, 1995 through August 9, 1996 and the years ended September 30, 1995 and 1994, respectively.


(6)  Commitments-

     WCP conducts a portion of its operations in leased facilities and leases equipment under noncancelable operating leases. The total amount charged to rental expense was approximately $298,000, $343,000 and $375,000 in 1996, 1995 and 1994, respectively. The minimum scheduled lease payments for the noncancelable operating leases as of August 9, 1996 are as follows:

               1997                            $325,000
               1998                             262,000
               1999                             158,000
                                               --------
                                               $745,000
                                               ========

(7)  Significant Customers and Concentration of Credit Risk-

     WCP deals mainly with major distributors and retailers, both domestic and international, in the hardware and lawn and garden industries, and thus does not require its customer to pledge collateral in satisfaction of trade receivable obligations.

     Approximately 27%, 24% and 23% of consolidated gross sales in 1996, 1995 and 1994, respectively, were with two customers. These two customers accounted for approximately 19% and 26% of the Company's receivables at August 9, 1996 and September 30, 1995, respectively.


(8)  Reorganization-

     In June, 1995, the Board of Directors approved an amendment of the Certificate of Incorporation which converted all common and preferred shares outstanding, except for the 12% Preferred "A" stock, into a new class of common stock (Class A common stock). The 12% Preferred "A" stock, owned by one stockholder, was converted into a $3,200,000 subordinated note. In addition, previously accrued dividends owed by WCP to the stockholders were canceled, preexisting stock option plans were terminated, certain stock was effectively canceled for no consideration and consideration was provided to certain stockholders for certain waivers and releases.


(9)  Related Party Activities-

     In conjunction with the acquisition of the Company by WCPG, the prior sole stockholder (and a current stockholder of WCPG) entered into a consulting agreement with the Company which provided for annual consulting fees of $125,000. This agreement was terminated January 1, 1995. Consulting fees expensed in 1995 and 1994 approximated $31,000 and $125,000, respectively.

     In July 1993, the Company entered into a two year agreement, subject to renewals, to sublease office space at fair market rental with its prior sole stockholder. Rentals, as per the agreement, approximated $4,500 and $18,000 in 1995 and 1994, respectively. The lease agreement was amended and renewed during 1995 and provides for annual rentals of $1 per year.

     In 1993, the Company entered into a fully insured two year renewable exclusive distributor agreement with its prior sole stockholder whereby WCP markets and distributes lawn and garden products owned or controlled by its prior sole stockholder. The Company distributed products under this agreement in 1995 and no products were distributed under the agreement in 1994. Commencing

     October 1, 1995 this agreement expired and the products were owned and controlled by WCP.


(10) Employee Benefit Plans-

     (a) Health Plan--The Company has a fully insured health benefit plan which provides for hospitalization, surgical, major medical and other benefits for eligible employees.

     (b) 401(k) Plan--The Company has a 401(k) plan for the benefit of all employees meeting certain minimum eligibility requirements. The Company contributed approximately $43,000, $45,000 and $40,000 to this plan in matching contributions in 1996, 1995 and 1994, respectively.


(11) Write Down of Land and Building Held for Sale-

     In August 1994, the Company entered into an agreement to sell land and a building located in Iowa for less than its book value. In contemplation of the agreement, the Company wrote down the property to its estimated market value. The reserve and related expense recorded in fiscal 1994 as a result of this agreement was approximately $315,000. The transaction closed in March 1995 and resulted in the Company realizing approximately $64,000 more than the previously estimated market value.

                    U.S. HOME & GARDEN INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


     On August 9, 1996, Easy Gardener Acquisition Corporation, a wholly owned subsidiary of U.S. Home & Garden Inc. acquired all of the outstanding stock of Weatherly Consumer Products Group, Inc. (Weatherly), a lawn and garden care company, for 1,000,000 shares of the Company's common stock (valued at $3 per share) and $22,937,321, less an amount required to discharge certain outstanding indebtedness of the acquired company, and adjusted dollar for dollar based upon the ultimate value of the acquired company's net current assets in excess of $2 million. For purposes of these pro forma financial statements, this amount is estimated at $2.5 million. The company satisfied the cash portion of the purchase price by delivery of approximately $7,150,000 in cash, the issuance of a short term note payable for approximately $2.5 million to the sellers and increased bank borrowings of approximately $16 million.

     In connection with the above acquisition, the Company's outstanding notes payable were refinanced and a new line of credit arrangement was established. Under the terms of the new loan agreement, two promissory notes were issued for $23,000,000 and $2,250,000. The $23,000,000 note requires quarterly principal payments ranging from $570,000 to $1,350,000 beginning September 30, 1996 through June 30, 2002 and bears interest at the lower of prime or LIBOR rates, as defined. The $2,250,000 note requires quarterly principal payments totalling $140,625 beginning September 30, 1998 through December 30, 1999 and bears interest at prime plus 6%.

     The acquisition was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values. The results of Weatherly's operations will be included in the Company's consolidated financial statements from the date of acquisition.

     The accompanying condensed pro forma consolidated financial statements illustrate the effect of the acquisition on the Company's financial position at June 30, 1996 and results of operations for the year then ended as if the acquisition had taken place on June 30, 1996 with respect to the balance sheet and July 1, 1995 with respect to the statement of operations. The operating results for Weatherly as reflected on the pro forma statement of operations represents the year ended August 9, 1996.

     The pro forma condensed consolidated results of operations may not be indicative of the actual result which would have been obtained if the acquisition had occurred on July 1, 1995.

                    U.S. HOME & GARDEN INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1996

                                     U.S. Home &
                                       Garden          Weatherly       Adjustments      Pro forma
                                     -----------       ---------       -----------      ---------
ASSETS
Current Assets
                                                                        $  5,300 (A)
  Cash and cash equivalents           $    680         $  2,453           (8,000)(C)     $   433
  Accounts receivable, net               7,109            1,342                            8,451
  Inventories                            3,392            1,806                            5,198
  Prepaid expenses and other
   current assets                          462            1,197                            1,659
  Deferred tax assets                    1,333                                             1,333
                                      --------         --------         --------         -------
Total current assets                    12,976            6,798           (2,700)         17,074

Furniture, fixtures and equipment        1,216              924                            2,140

Intangible Assets
  Excess of cost over net
    assets acquired                     15,784              907           20,738 (C)      37,429
  Deferred financing costs               1,004                               396 (C)       1,400
  Trademarks and patents                                  1,787                            1,787
  Other intangibles                        379               47              500 (C)         926
Trade Credits                            1,295                                             1,295
Officer Receivables                        617                                               617

Other Assets                               313                                               313
                                      --------         --------         --------         -------
                                      $ 33,584         $ 10,463         $ 18,934         $62,981
                                      ========         ========         ========         =======

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Line of credit                        $  1,288                          $   (222)(C)     $ 1,066
Current maturities of long
  term debt                              2,362            1,400           (1,482)(C)       2,280
Due to shareholders                                                        3,492 (C)       3,492

Accounts payable and accrued                                              (6,117)(C)
  expenses                               2,917            7,372            1,321 (C)       5,493

Accrued interest                           592                                               592
Accrued purchase price                     489                                               489
                                      --------         --------         --------         -------
Total current liabilities                7,648            8,772           (3,008)         13,412

Deferred income taxes                      328                                               328
Notes payable, long-term                 6,238           11,132            5,601(C)       22,971
                                      --------         --------         --------         -------
Total liabilities                       14,214           19,904            2,593          36,711
                                                                           3,000 (B)
                                                                          (1,400)(D)
                                                                           9,441 (C)
Shareholders' equity                    19,370           (9,441)           5,300 (A)      26,270
                                      --------         --------         --------         -------
                                      $ 33,584         $ 10,463         $ 18,934         $62,981
                                      ========         ========         ========         =======

                         U.S. HOME & GARDEN INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                 YEAR ENDED JUNE 30, 1996

                                                                 Weatherly      U.S. Home &                 Consolidated
                                     Weatherly   Adjustments     Pro Forma        Garden      Adjustments     Pro Forma
                                     --------     --------        --------        --------      ------        --------
Net sales                            $ 19,071                     $ 19,071        $ 27,031                    $ 46,102
Cost of sales                           8,356                        8,356          12,671                      21,027
                                     --------                     --------        --------                    --------
Gross profit                           10,715                       10,715          14,360                      25,075

Operating Expenses:
   Selling and shipping                 5,784         (395)(4)       5,389           6,264                      11,653
                                                      (248)(4)
   Administrative and general           8,815       (6,055)(4)       2,512           4,348         721(1)        7,581
                                     --------     --------        --------        --------     -------        --------


Income from operations                 (3,884)       6,698           2,814           3,748        (721)          5,841

Interest expense, net                   1,803         (271)(4)       1,532           1,940             (2)       3,472
                                     --------     --------        --------        --------     -------        --------

Income (loss) before income taxes
   and extraordinary item              (5,687)       6,969           1,282           1,808        (721)          2,369

Income tax benefit (expense)              378                          378             715                       1,093
                                     --------     --------        --------        --------     -------        --------

Income before extraordinary
   items                               (5,309)       6,969           1,660           2,523        (721)          3,462

Extraordinary item                       (520)                        (520)                     (1,400)(D)      (1,920)
                                     --------     --------        --------        --------     -------        --------

Net income (loss)                    $ (5,829)    $  6,969        $  1,140        $  2,523      (2,121)       $  1,542
                                     ========     ========        ========        ========     =======        ========

(Income) loss per common share
   Income before extraordinary item                                                  $0.25                       $0.25
   Extraordinary item                                                                    0                       (0.14)
                                                                                ----------                  ----------
Net Income                                                                           $0.25                       $0.11
                                                                                ==========                  ==========

Weighted average shares outstanding                                             10,206,000                  13,591,000(3)
                                                                                ==========                  ==========

                    U.S. HOME & GARDEN INC. AND SUBSIDIARIES

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE A-BASIS OF PRESENTATION

Reference is made to the introduction at page PF-1

NOTE B-PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(A) To reflect the exercise of approximately 2,385,000 common stock warrants (proceeds $5.3 million) in July and August 1996 for which such proceeds were used for the Weatherly Acquisition.

(B) To reflect the issuance of 1,000,000 share of common stock issued to Weatherly shareholders.

(C) To reflect the acquisition of Weatherly and the allocation of purchase price on the basis of fair values of the assets acquired and the liabilities assumed. The components of purchase price and its allocation of assets and liabilities of Weatherly are as follows:

Components of Purchase price (OOO):

     Cash for selling shareholders                              $    7,150
     Promissory notes associated with acquisition                   15,787
     Promissory notes issued to shareholders
      of Weatherly for working capital adjustment                    2,500
     Stock issued                                                    3,000
                                                                ----------
     Total Purchase Price                                       $   28,437

     Allocation of purchase price:
     Adjusted shareholders deficit of Easy Gardener                  9,441
     Liabilities not assumed                                       (18,649)
     Other adjustments                                               2,416
                                                                ----------
     Cost in excess of net assets acquired                      $   21,645
                                                                ==========

(D) Extraordinary loss incurred by the Company relating to write off of the old deferred financing fees plus certain prepayment penalties.

                    U.S. HOME & GARDEN INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


The pro forma adjustments to the condensed consolidated statement of operations are as follows:

(1) Amortization of excess of cost over fair value of net assets acquired over 30 years.

(2) No adjustment to interest expense since the lower interest rate offsets the increase in principal loan balances.

(3) Weighted average shares have been increased by 3,385,000 shares to reflect the exercise of approximately 2,385,000 common stock warrants and the issuance of 1,000,000 shares of common stock to the Weatherly shareholders as if they had occurred at the beginning of the year. Common stock equivalents are not included as their effect is antidilutive.

(4) To eliminate certain nonrecurring expenses including $6,000,000 buy-out of employment agreements, severance payments of $450,000, $248,000 salary expense relating to distribution of assets and nonrecurring interest expense of $271,000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        U.S. HOME & GARDEN INC.


                                        By:  /s/Robert Kassel
                                           -------------------------------
                                             Robert Kassel, President

Date:  October 21, 1996